EXHIBIT 99.2

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2006 and 2005
(in thousands, except per share amounts)

	Three Months Ended September 30
	2006	2005
Net Income / Earnings Per Share
Net income	$8,452	$17,130
Add: restructuring and impairment charge, net of
related tax effect	8,709	2,612

Net income (excluding restructuring and impairment charge)	$17,161	$19,742

Earnings per basic share	$0.27	$0.50

Earnings per basic share (excluding restructuring and impairment charge)	$0.54	$0.58

Basic weighted average shares outstanding	31,815	33,921
Earnings per diluted share	$0.26	$0.49

Earnings per diluted share (excluding restructuring and impairment charge)	$0.53	$0.57

Diluted weighted average shares outstanding	32,631	34,628
Consolidated Operating Income / Operating Margin
Operating income	$14,230	$28,194
Add: restructuring and impairment charge	13,936	4,241

Operating income (excluding restructuring and impairment charge)	$28,166	$32,435

Net sales	$242,823	$251,314

Operating margin	5.9%	11.2%

Operating margin (excluding restructuring and impairment charge)	11.6%	12.9%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$11,424	$29,815
Add: restructuring and impairment charge	13,936	4,241

Wholesale operating income (excluding restructuring and impairment charge)	$25,360	$34,056

Wholesale net sales	$155,641	$178,426

Wholesale operating margin	7.3%	16.7%

Wholesale operating margin (excluding restructuring and impairment charge)	16.3%	19.1%

EBITDA
Net income	$8,452	$17,130
Add: interest expense	2,845	247
Add: income tax expense	5,072	10,678
Add: depreciation and amortization	5,604	5,320

EBITDA	$21,973	$33,375

Net sales	$242,823	$251,314

EBITDA as % of net sales	9.0%	13.3%

EBITDA	$21,973	$33,375
Add: restructuring and impairment charge	13,936	4,241

EBITDA (excluding restructuring and impairment charge)	$35,909	$37,616

Net sales	$242,823	$251,314

EBITDA as % of net sales	14.8%	15.0%